SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2004

B.F. Saul Real Estate Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-7184	52-6053341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7501 Wisconsin Avenue, Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

(301) 986-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On February 25, 2004, the Trust sold in a private offering, its 7 ½% senior secured notes due 2014, in an aggregate principal amount of $250.0 million. The notes are secured by the Trust’s ownership interest in the common stock of the Bank. The Trust used a substantial portion of the net proceeds of the offering to redeem the 1998 Notes. The Trust received approximately $28.1 million in proceeds from this offering after the redemption of the 1998 notes, the prepayment penalty, payment of the final interest payment under the 1998 notes, and after deducting costs associated with the offering. The senior secured notes are not registered under the Securities Act of 1933, as amended, and will not be able to be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B.F. SAUL REAL ESTATE INVESTMENT TRUST

By:	/s/ Stephen R. Halpin, Jr.

Stephen R. Halpin, Jr. Vice President and Chief Financial Officer

Dated: February 26, 2004